UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Advaxis, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amendment No. 1 to
Proxy Statement Supplement

Explanatory Note:

We are filing this Amendment No. 1 to our Proxy Statement Supplement on Schedule 14A (the “Proxy Statement Supplement”), as originally filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2013 (which supplemented our Proxy Statement on Schedule 14A (the “Proxy Statement”), as originally filed with the SEC on April 30, 2013), to further revise Proposal No. 3 (the Authorized Share Capital Decrease). Since the date of the filing of the Proxy Statement Supplement, we have received additional input from interested parties and certain of our stockholders and, after considering that input, we have determined to further decrease the proposed total number of authorized shares of common stock on a post- reverse stock split basis to 25,000,000 shares (in the Proxy Statement Supplement we proposed a total number of 50,000,000 shares of common stock post-reverse stock split).

We have concluded that stockholder approval of the proposals relating to our certificate of incorporation (Proposal No. 2, the Reverse Stock Split Amendment, and Proposal No. 3, the Authorized Share Decrease Amendment) are more likely to be achieved if we further decrease the total number of authorized shares of common stock on a post- reverse stock split basis to 25,000,000 shares.

This affects the original Proxy Statement as revised by the Proxy Statement Supplement as follows:

•	References to 50,000,000 are now changed to 25,000,000 (in the cover letter, Revised Notice and on pp. 1 and 13 of the Proxy Statement Supplement).

•	References to 55,000,000 are now changed to 30,000,000 (on p.1 of the Proxy Statement Supplement).

•	Footnote 2 to the table on p. 8 of the Proxy Statement Supplement is amended and restated as follows:

(2) Proposal No. 3 is requesting shareholder approval of an amendment to our Certificate of Incorporation to decrease our authorized shares of common stock to 25,000,000. If approved by stockholders, Proposal No. 3 will only be implemented if the Reverse Stock Split Amendment is approved and implemented. If Proposal No. 3 is implemented, the number of shares authorized and unreserved would be as follows: 1-for-70, 13,708,467; 1-for-100, 17,095,928; 1-for 125, 18,676,742.

•	Numbered paragraph 1 on Annex B to the Proxy Statement Supplement is amended and restated as follows:

1. The amended and restated certificate of incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

“Fourth: The total number of shares which the Corporation shall have the authority to issue is Thirty Million (30,000,000) shares of which Twenty-Five Million (25,000,000) shares shall be designated “Common Stock” and have a par value of $0.001 per share, and Five Million (5,000,000) shares shall be “blank check” preferred stock and have a par value of $0.001.”

A VOTE FOR PROPOSAL NO. 3 WILL BE A VOTE FOR THE AUTHORIZED SHARE CAPITAL DECREASE AS AMENDED BY THIS AMENDMENT NO. 1 TO THE PROXY STATEMENT SUPPLEMENT. IF YOU HAVE ALREADY VOTED, YOU DO NOT NEED TO VOTE AGAIN UNLESS YOU WISH TO CHANGE YOUR VOTE. IF YOUR SHARES ARE REGISTERED DIRECTLY IN YOUR NAME, YOU MAY VOTE OR CHANGE YOUR VOTE THROUGH THE INTERNET OR BY TELEPHONE OR BY RETURNING A HARD COPY OF THE PROXY CARD OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM, YOU SHOULD FOLLOW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE CLOSE OF VOTING AT THE ANNUAL MEETING AS SET FORTH ON PAGE 4 OF THE PROXY STATEMENT AND ON PAGE 4 OF THE PROXY STATEMENT SUPPLEMENT.

June 3, 2013